Exhibit 4.2

FIRST AMENDMENT TO

RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “First Amendment”) is made as of this 10th day of December, 2025 between BIMINI CAPITAL MANAGEMENT, INC., a Maryland corporation (the “Company”), and BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC. (the “Rights Agent”).

RECITALS

WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of December 21, 2015 (the “Rights Agreement”).

WHEREAS, pursuant to Section 26 of the Rights Agreement, prior to the Distribution Date, the Company may, in its sole and absolute discretion, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of the Rights Agreement in any respect without the approval of any holders of Rights, with any such supplement or amendment to be evidenced by a writing signed by the Company and the Rights Agent. The Distribution Date has not yet occurred.

WHEREAS, the Board of Directors of the Company has determined that it is in the best interest of the Company to amend the Rights Agreement as provided in this First Amendment.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Rights Agent hereby agree as follows:

1. Definitions. Except as otherwise set forth in this First Amendment, each capitalized term used in this First Amendment shall have the meaning for such term set forth in the Rights Agreement.

2. Definition of “Agreement.” From and after the date hereof, all references in the Rights Agreement to the “Agreement” shall mean and refer to the Rights Agreement as modified by this First Amendment.

3. Definition of “Expiration Date.” Section 1(cc) of the Rights Agreement is hereby amended by deleting the reference to “June 30, 2016” and replacing it with a reference to “June 30, 2026.”

4. Definition of “Final Expiration Date.” Section 1(dd) of the Rights Agreement is hereby amended by deleting the reference to “December 21, 2025” and replacing it with a reference to “December 21, 2030.”

5. Definition of “Purchase Price.” Section 1(kk) of the Rights Agreement is hereby amended by deleting the reference to “$4.76” and replacing it with a reference to “$10.20.”

6. Form of Rights Certificate. Exhibit B to the Rights Agreement is hereby amended as follows:

a.	By deleting each reference to “December 21, 2025” included in Exhibit B and replacing it with a reference to “December 21, 2030.”
b.	By deleting the reference to “$4.76” and replacing it with a reference to “$10.20.”
c.	By modifying the definition of “Rights Agreement” to include this First Amendment.

7. Summary of Rights. Exhibit C to the Rights Agreement is hereby amended as follows:

a.	By deleting the reference to “December 21, 2025” and replacing it with a reference to “December 21, 2030.”
b.	By deleting the reference to “June 30, 2016” and replacing it with a reference to “June 30, 2026.”

c.	By deleting the reference to “$4.76” and replacing it with a reference to “$10.20.”
d.	By modifying the definition of “Rights Plan” to include this First Amendment.

8. Ratification of Agreement. Except as specifically modified by this First Amendment, the Rights Agreement remains in full force and effect and is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.

9. Counterparts. This First Amendment may be executed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute but one original; provided, however, this First Amendment shall not be effective unless and until signed by the Company and the Rights Agent.

[Signature Page Follows]

Company:

BIMINI CAPITAL MANAGEMENT, INC.

By:	/s/ Robert E. Cauley
Name:	Robert E. Cauley
Title:	Chief Executive Officer

RIGHTS AGENT:

BROADRIDGE CORPORATE ISSUER SOLUTIONS, LLC.

By:	/s/ John P. Dunn
Name:	John P. Dunn
Title:	Senior Vice President

[Signature Page to First Amendment to Rights Agreement]